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                                                                    EXHIBIT 99.1

                       [Logo of Sturm, Ruger & Co., Inc.]

                       SOUTHPORT, CONNECTICUT 06890 U.S.A.

                                 August 2, 2005

                             FOR IMMEDIATE RELEASE
                             ---------------------

Contact: Mr. Thomas A. Dineen
         Treasurer and Chief Financial Officer
         Sturm, Ruger & Company, Inc.
         (203) 259-7843

                  STURM, RUGER & COMPANY, INC. ANNOUNCES CHANGE
                             IN INDEPENDENT AUDITORS

     SOUTHPORT, CONNECTICUT, August 2 - Sturm, Ruger & Company, Inc. (NYSE: RGR) announced today that effective July 29, 2005, the Company dismissed KPMG LLP and appointed McGladrey & Pullen LLP as its independent auditors.

     KPMG's audit reports on the Company's financial statements as of and for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain an adverse opinion, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

     Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company is the nation's leading manufacturer of high-quality firearms for recreation and law enforcement, and a major producer of precision steel and titanium investment castings components for consumer industries. Sturm, Ruger is headquartered in Southport, CT, with plants and foundries located in Newport, NH and Prescott, AZ.